EXHIBIT 5

                      Troy & Gould Professional Corporation
                       1801 Century Park East, 16th Floor
                          Los Angeles, California 90067


                                                                 April 27, 2004

RF Industries, Ltd.
7610 Miramar Road, Building 6000
San Diego, California  92126


Re:      Registration Statement on Form S-8 for RF Industries Ltd.
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Ladies and Gentlemen:

     The referenced Registration Statement on Form S-8 (the "Registration Statement") is being filed by RF Industries Ltd., a Nevada corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers 300,000 shares of the Corporation's common stock, $0.01 par value (the "Common Stock"), that may be issued pursuant to the (i) Agreement, dated April 30, 2001 , between the Corporation and Robert Macias,
(ii) Agreement, dated January 6, 2003, between the Corporation and Manny Gutsche, and (iii) Agreement, dated April 30, 2001 between the Corporation and Conrad Neri (collectively, the "Plans"). We are rendering this opinion pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     In connection with this opinion, we have examined the Articles of Incorporation of the Corporation and any amendments thereto, the By-Laws of the Corporation and any amendments thereto, records of proceedings of the Corporation's Board of Directors and confirmatory resolutions deemed by us to be relevant to this opinion, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     In our examination, we have assumed (without investigation or inquiry) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied on statements and representations of officers and other representatives of the Corporation and others.

The law covered by our opinion is limited to the internal laws of the State of California. We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction. For the purposes of this opinion we have assumed that Nevada law is the same as California law.

     This opinion is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of the matter set forth below, and no opinion may be implied or inferred beyond that expressly stated.

     Based upon the foregoing, it is our opinion that the 300,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued by the Corporation in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                Very truly yours,

                                /s/  Troy & Gould Professional Corporation
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